Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270 and 33-58703) of S & K
Famous Brands, Inc. of our report dated March 8, 1996, appearing on page 15 of the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PRICE WATERHOUSE  LLP


Norfolk, Virginia
April 8, 1996


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